Exhibit 5.2
[Letterhead of Blackwell Sanders Peper Martin LLP]
October 22, 2007
Centerplate, Inc.
201 East Broad Street
Spartanburg, South Carolina 29306

Re:	Centerplate of Kansas, Inc.
Ladies and Gentlemen:
     We have been retained as special Kansas counsel for Centerplate of Kansas, Inc., a Kansas corporation (the “Kansas Guarantor”), to furnish you with certain requested opinions in connection with the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”).
     In such capacity, we have reviewed a photocopy of (a) that certain Indenture (the “Indenture”) dated December 10, 2003, by and among Centerplate, Inc., formerly known as Volume Services America Holdings, Inc. (the “Company”), the guarantors named therein, and The Bank of New York, as trustee (the “Trustee”), as amended by (b) that certain First Amendment to Indenture (the “First Amendment”) by and between the Company and the Trustee, dated as of October 24, 2006, as supplemented by (c) a form of Supplemental Indenture, which has been filed as an exhibit to the Registration Statement (the “Supplemental Indenture”) by and among the Company, the Kansas Guarantor, the other guarantors named therein and the Trustee (the Indenture, as amended by the First Amendment and as supplemented by the Supplemental Indenture, is referred to herein as the “Amended Indenture”). We understand that the executed Supplemental Indenture will be in substantially the same form as the form we have reviewed. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and certificates of public officials and of officers and directors of the Kansas Guarantor as we have deemed necessary in order to express the opinions set forth below.
     In rendering the opinions set forth below, we have made, with your permission, and without independent investigation on our part, the following assumptions:
     a. We have assumed that all certifications of public officials and officers and directors of the Kansas Guarantor concerning factual matters are accurate and complete.
     b. We have assumed (i) the genuineness of all signatures, (ii) that all documents submitted to us as certified, conformed, photostatic or telefacsimilied copies conform to the original documents, and (iii) that all such original documents and all documents submitted to us as originals are authentic.

October 22, 2007

     c. We have, to the extent we have deemed appropriate, assumed that the statements, recitals, representations and warranties as to matters of fact set forth in the Amended Indenture were accurate and complete at the time made.
     Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact; and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Kansas Guarantor or the rendering of the opinions set forth below.
     Based on the foregoing and subject to the assumptions, qualifications and limitations referred to or identified herein, we are of the following opinions as of the date hereof:
     1. The Supplemental Indenture has been duly authorized by all requisite corporate action on the part of the Kansas Guarantor, and upon execution thereof by an authorized officer of the Kansas Guarantor on behalf of the Kansas Guarantor and the subsequent delivery thereof to the Trustee by or on behalf of the Kansas Guarantor, the Supplemental Indenture will have been duly and validly executed and delivered by the Kansas Guarantor.
     2. Neither the execution and delivery by the Kansas Guarantor of the Supplemental Indenture nor the agreement by the Kansas Guarantor to perform its obligations under the Amended Indenture violates the laws of the State of Kansas.
     The opinions and statements expressed herein are subject to the following qualifications and limitations:
     A. Our opinions and statements expressed herein are restricted to matters governed by the laws of the State of Kansas.
     B. We are expressing no opinion with respect to any document other than the Supplemental Indenture, and are expressing no opinion as to the validity or enforceability of any document.
     C. We express no opinion with respect to the accuracy, completeness or sufficiency of any information contained in any filings with the Securities and Exchange Commission (the “Commission”) or any state securities regulatory agency, including the Registration Statement.
     The opinions set forth herein are rendered to you in connection with the Registration Statement and such opinions may be relied upon by your counsel, Davis Ward Phillips & Vineberg LLP in connection with their provision of certain legal opinions. We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. No expansion of our opinions may be

October 22, 2007

made by implication or otherwise. We express no opinion other than the opinions set forth herein.
Very truly yours,
/s/ BLACKWELL SANDERS PEPER MARTIN LLP